Exhibit 99.1

Live Ventures to Release Fiscal Third Quarter Financial Results and Hold Earnings Conference Call on August 11, 2022

LAS VEGAS, July 28, 2022 -- Live Ventures Incorporated (NASDAQ: LIVE) (“Live Ventures” or the “Company”), a diversified holding company, will issue its financial results for its fiscal third quarter ended June 30, 2022, before the opening of the NASDAQ Stock Market on Thursday, August 11, 2022. The Company will also host a conference call to discuss the results.

The conference call will take place on August 11, 2022, at 2:00 p.m. Pacific time (5:00 p.m. Eastern time). The dial-in numbers are as follows:

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800.267.6316 (U.S.)
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+1.203.518.9783 (International/caller-paid)
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Conference ID: LIVEVENTURES
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Program Title: Live Ventures Incorporated Earnings Call

Please dial in at least 15 minutes in advance, but no sooner than 30 minutes, to ensure you are connected. To listen to the discussion after the call is over, please go to the “Investor Relations” page of the Live Ventures website (https://ir.liveventures.com/) for a recording.

About Live Ventures

Live Ventures is a growing, diversified holding company with a strategic focus on value-oriented acquisitions of domestic middle-market companies. Live Ventures’ acquisition strategy is sector agnostic and focuses on well-run, closely held businesses with a demonstrated track record of earnings growth and cash flow generation. The Company looks for opportunities to partner with management teams of its acquired businesses to build increased stockholder value through a disciplined buy-build-hold long-term focused strategy. Live Ventures was founded in 1968. In late 2011 Jon Isaac, CEO and strategic investor took over the company and in 2015, refocused it into a diversified holding company. The Company’s current portfolio of diversified operating subsidiaries includes companies in the textile, flooring, tools, steel, entertainment, and financial services industries.

Contact:

Live Ventures Incorporated

Greg Powell, Director of Investor Relations

725.500.5597

gpowell@liveventures.com

www.liveventures.com

Source: Live Ventures Incorporated